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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 26, 1997




                         Commission File Number 1-12786

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                              AMERICAN PAGING, INC.


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             (Exact name of registrant as specified in its charter)


           Delaware                                      36-3109408
          ----------                                    ------------
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)


  1300 Godward Street Northeast, Suite 3100, Minneapolis, Minnesota 55413-1767
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (612) 623-3100



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.


     On December 26, 1997, the Board of Directors of American Paging, Inc. (the "Company") appointed Jean Burhardt Keffeler and Edwin L. Russell as the members of a special committee of independent directors to, among other things, consider how the Company should respond to a proposal from Telephone and Data Systems, Inc. ("TDS") to enter into a merger agreement with the Company pursuant to which a wholly-owned subsidiary of TDS would acquire all of the issued and outstanding Common Shares of the Company not owned by TDS for cash in an amount equal to $2.25 per share.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                             American Paging, Inc.
                                             (Registrant)


Date: January 9, 1998                        By: /s/ TERRENCE T. SULLIVAN
                                             Terrence T. Sullivan
                                             President
                                             (Chief Executive Officer)






Date: January 9, 1998                        By: /s/ MICHELLE M. HAUPT
                                             Michelle M. Haupt
                                             Vice President and Controller
                                             (Principal Accounting Officer)









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